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   Pursuant to (S) 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. (S) 1350)

         The undersigned, as the Plan Administrator and chief executive officer and the chief financial officer of the Employees' Stock Purchase Plan of Universal Leaf Tobacco Company, Incorporated and Designated Affiliated Subsidiaries (the "Plan"), respectively, certify that the Annual Report on Form 11-K for the period ended December 31, 2002, which accompanies this certification fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of the Plan at the dates and for the periods indicated.


Date:  June 24, 2003          /s/ Mike Oberschmidt, Jr.
                              --------------------------------------
                              Mike Oberschmidt, Jr.
                              Vice President and Director of Human Resources,
                                Universal Leaf Tobacco Company, Inc.
                                (chief executive officer for the Plan)


Date:  June 24, 2003          /s/  James Huffman
                              --------------------------------------
                              James Huffman
                              Vice President and Controller,
                                Universal Leaf Tobacco Company, Inc.
                                (chief financial officer for the Plan)